POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints Deirdre Cunnane, Sarah S. Kelleher, Lisa M. King, Jeff S. Prusnofsky, Amanda C. Quinn, and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective January 14, 2026, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ David D. DiPetrillo_ January 9, 2026 David DiPetrillo President (Principal Executive Officer)

/s/ James Windels_
January 13, 2026

James Windels

Treasurer (Principal Financial and
Accounting Officer)

/s/Joseph S. DiMartino January 6, 2026 ________ Joseph S. DiMartino Chairman of the Board	/s/Robin A. Melvin January 6, 2026________ Robin Melvin Board Member
/s/Francine J. Bovich January 6, 2026_________ Francine J. Bovich Board Member	/s/Bradley J. Skapyak January 6, 2026______ Bradley J. Skapyak Board Member
/s/Andrew J. Donohue January 6, 2026________ Andrew J. Donohue Board Member	/s/Burton N. Wallack January 7, 2026______ Burton N. Wallack Board Member
/s/Joan Gulley January 6, 2026_______ Joan L. Gulley Board Member	/s/Roslyn M. Watson January 14, 2026 ____ Roslyn M. Watson Board Member
/s/Alan Howard January 6, 2026_______ Alan H. Howard Board Member	/s/ Benaree P. Wiley January 6, 2026_______ Benaree P. Wiley Board Member

ATTACHMENT A

BNY Mellon Absolute Insight Funds, Inc.
- BNY Mellon Core Plus Fund
BNY Mellon California AMT-Free Municipal Bond Fund, Inc.
BNY Mellon High Yield Strategies Fund
BNY Mellon Intermediate Municipal Bond Fund, Inc.
BNY Mellon Investment Funds I
- BNY Mellon Global Fixed Income Fund
- BNY Mellon International Equity Fund
- BNY Mellon Small Cap Value Fund
- BNY Mellon Small/Mid Cap Growth Fund
BNY Mellon Investment Funds II, Inc.
- BNY Mellon Global Emerging Markets Fund
BNY Mellon Investment Funds III
- BNY Mellon Equity Income Fund
- BNY Mellon Global Equity Income Fund
- BNY Mellon High Yield Fund
- BNY Mellon International Bond Fund
BNY Mellon Investment Funds IV, Inc.
- BNY Mellon Bond Market Index Fund
- BNY Mellon Floating Rate Income Fund
- BNY Mellon Institutional S&P 500 Stock Index Fund
BNY Mellon Municipal Funds, Inc.
- BNY Mellon AMT-Free Municipal Bond Fund
- BNY Mellon High Yield Municipal Bond Fund
BNY Mellon Stock Funds
- BNY Mellon International Core Equity Fund
BNY Mellon Strategic Funds, Inc.
- BNY Mellon Active MidCap Fund
- BNY Mellon Global Stock Fund
- BNY Mellon International Stock Fund
BNY Mellon Strategic Municipal Bond Fund, Inc.
BNY Mellon Strategic Municipals, Inc.